                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material under Rule 14a-12

                           Repeater Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.     Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2.     Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
4.     Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
5.     Total fee paid:

--------------------------------------------------------------------------------


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.     Amount Previously Paid:


--------------------------------------------------------------------------------
7.     Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
8.     Filing Party:


--------------------------------------------------------------------------------
9.     Date Filed:

--------------------------------------------------------------------------------

                          REPEATER TECHNOLOGIES, INC.
                               1150 MORSE AVENUE
                          SUNNYVALE, CALIFORNIA 94089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 2001

To The Stockholders Of Repeater Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Repeater Technologies, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 23, 2001 at 10:00 a.m. Pacific Time at the Company's principal executive offices located at 1150 Morse Avenue, Sunnyvale, California for the following purposes:

     1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending March 29, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ TIMOTHY A. MARCOTTE
                                          Timothy A. Marcotte
                                          Secretary

Sunnyvale, California
July 26, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          REPEATER TECHNOLOGIES, INC.
                               1150 MORSE AVENUE
                          SUNNYVALE, CALIFORNIA 94089
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or "Board") of Repeater Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 23, 2001 at 10:00 a.m. Pacific Time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 1150 Morse Avenue, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about July 26, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on July 20, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 20, 2001, the Company had outstanding and entitled to vote 23,690,624 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Certain stockholders described below may grant a proxy to vote their shares by means of the telephone or on the Internet.

     THE TELEPHONE AND INTERNET VOTING PROCEDURES BELOW ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GRANT A PROXY TO VOTE THEIR SHARES AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS GRANTING A PROXY TO VOTE VIA THE INTERNET SHOULD

UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

     Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on August 22, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, located at 1150 Morse Avenue, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 28, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on May 25, 2002 nor earlier than the close of business on April 25, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of five members and two vacancies. There are two directors in the class whose term of office expires in 2001, both of whom are standing for reelection. Each of the two nominees, John
E. Bosch and Richard G. Grey, is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

JOHN E. BOSCH

     John E. Bosch, age 66, has served as the Company's Chairman of the Board since January 2001, on the Executive Committee of the Board since December 2000 and as a director since May 1990. Since 1981, Mr. Bosch has been a general partner of Bay Partners, a venture capital firm. In 1976, he co-founded Cronus Precision Products, Inc., a digital timing company, and served as its President and Chief Executive Officer until 1981. In 1970, Mr. Bosch co-founded Anixter, Bosch and Russell, a consulting firm specializing in marketing and sales consulting for high technology companies. Mr. Bosch holds a B.S. in mechanical engineering and an M.B.A. in marketing from the University of Southern California. Mr. Bosch currently serves on the board of directors of NetManage, Inc.

RICHARD G. GREY

     Richard G. Grey, age 71, has served as a director since 1990. Since 1995, Mr. Grey has served as General Partner of HMS Hawaii Management Partners, a venture capital firm. Mr. Grey has also served as General Partner of HMS Group, which manages venture capital funds for investments in the communications industry, since 1984. Previously, Mr. Grey served as a Director from 1982 to 1987 for HMS Capital Limited. From 1979 to 1987, Mr. Grey was in the private practice of law. Mr. Grey holds a J.D. from the University of San Francisco and an M.B.A. and a B.S. from the University of California, Los Angeles.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

ALESSANDRO A. PIOL

     Alessandro A. Piol, age 44, has served as a director since January 1998. Since 1995, Mr. Piol has served as Managing Director of Invesco Private Capital (formerly Chancellor Capital Management), a venture capital and investment management firm. Mr. Piol co-founded and, from 1993 to 1995, was a General Partner of AT&T Ventures, the venture capital arm of AT&T. Prior to AT&T Ventures, Mr. Piol spent six years in various operational positions at AT&T and co-founded Pixel Machines. Mr. Piol holds a B.S. and M.S. in Computer Science from the Columbia University School of Engineering and an M.B.A. from the Harvard Business School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

CHRIS L. BRANSCUM

     Chris L. Branscum, age 52, has served as the Company's President and Chief Executive Officer since December 2000, on the Executive Committee of the Board since December 2000, and as a director since 1990. Mr. Branscum served as the Company's Chairman of the Board from 1993 to 2000. Mr. Branscum has been a General Partner of Hallador Venture Partners, a venture capital firm, since 1990 and a Managing Director of Hallador Venture Partners, LLC since 1997. From 1985 through 1989, Mr. Branscum was with Arthur Young & Company, where he was a partner. Prior to 1985, Mr. Branscum was in the private practice of law. Mr. Branscum holds a J.D. from the University of Pacific, McGeorge School of Law and a B.S. in Business Administration from California State University, Sacramento. Mr. Branscum currently serves on the board of directors of Roseville Communications Company.

PERRY LAFORGE

     Perry LaForge, age 43, has served as a director since September 1999. Mr. LaForge is Vice President and Partner of the international management consulting firm of Pittiglio Rabin Todd & McGrath, with which he has been associated since 1984. Mr. LaForge founded the CDMA Development Group, a non-profit trade organization, and has served as the Executive Director and Chairman since December 1994. He founded and serves as the President and Chief Executive Officer of inOvate Communications Group, which creates and capitalizes promising companies in the Internet and telecommunications industries. He is also the founder and Chairman of inCode Telecom Group, a telecommunications consulting company. Mr. LaForge holds a B.E. from Santa Clara University and an M.B.A. from the Amos Tuck School at Dartmouth College.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 30, 2001, the Board of Directors held 10 meetings and acted by unanimous written consent one time. The Board has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Board does not have a nominating committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Bosch, Grey and Piol. Mr. Branscum resigned from the Audit Committee upon his election as an executive officer of the Company on December 8, 2000, and Mr. Piol became a member of the Audit Committee on May 8, 2001. The Audit Committee met four times during the fiscal year ended March 30, 2001. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Messrs. Grey, LaForge and Piol. Messrs. Grey and Piol replaced Messrs. Bosch and Branscum as members of the Compensation Committee on December 8, 2000. The Compensation Committee met one time during the fiscal year ended March 30, 2001.

     During the fiscal year ended March 30, 2001, each incumbent director except Mr. LaForge attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended March 30, 2001, which include the consolidated balance sheets of the Company as of March 30, 2001 and March 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years ended March 30, 2001, March 31, 2000 and March 25, 1999 and the notes thereto.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are John E. Bosch, Richard G. Grey and Alessandro A. Piol. The Audit Committee recommended to the Board of Directors, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

     Management is responsible for the Company's internal controls and financial reporting process. PricewaterhouseCoopers, the Company's independent accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements with management and the independent accountants, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements are prepared in accordance with generally accepted accounting principles.

     The Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with PricewaterhouseCoopers the firm's independence.

     Based on the Audit Committee's reviews and discussions with management and PricewaterhouseCoopers and the representations of management referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 30, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          John E. Bosch
                                          Richard G. Grey
                                          Alessandro A. Piol

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 29, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

AUDIT FEES

     During the fiscal year ended March 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's financial statements included in the Company's Forms 10-Q for such fiscal year was $235,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 30, 2001.

ALL OTHER FEES

     During the fiscal year ended March 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for all other non-audit services rendered to the Company, including services related to the Company's initial public offering of its Common Stock and tax-related services, was $1,384,722.

     The Audit Committee has determined that the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditors' independence.

CHANGE IN INDEPENDENT ACCOUNTANTS

     On January 12, 2000, the Company engaged PricewaterhouseCoopers LLP as its independent accountants to replace Ernst & Young LLP, whom the Company dismissed as its independent accountants effective January 10, 2000. The decision to change accountants was approved by the Board of Directors upon the recommendation of the Audit Committee.

     During the interim period in the fiscal year ended March 31, 2000 preceding the dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the matter in their report. During the interim period in the fiscal year ended March 31, 2000 preceding the dismissal of Ernst & Young LLP, the Company was not advised of any matters described in Regulation S-K, Item 304(a)(1)(v) of the Securities Act.

     Prior to engaging PricewaterhouseCoopers LLP as the Company's new independent accountants, the Company did not request any advice from PricewaterhouseCoopers LLP regarding any matter related to accounting practice or accounting principles, and the Company did not consult with PricewaterhouseCoopers LLP regarding the type of audit opinion that might be rendered by them or items that were or should have been subject to the AICPA's Statement on Auditing Standards No. 50, "Reports on the Application of Accounting Principles."

     The Company has requested that PricewaterhouseCoopers LLP and Ernst & Young LLP review the above disclosures regarding the Company's change in accountants and has given them the opportunity to present their views in this proxy statement regarding the extent to which they believe that such disclosures are incorrect or incomplete.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                               EXECUTIVE OFFICERS

     Set forth below is biographical information for each executive officer of the Company.

     Chris L. Branscum, age 52, has served as the Company's President and Chief Executive Officer since December 2000, on the Executive Committee of the Board since December 2000, and as a director since 1990. Mr. Branscum served as the Company's Chairman of the Board from 1993 to 2000. Mr. Branscum has been a General Partner of Hallador Venture Partners since 1990 and a Managing Director of Hallador

Venture Partners, LLC since 1997. From 1985 through 1989, Mr. Branscum was with Arthur Young & Company, where he was a partner. Prior to 1985, Mr. Branscum was in the private practice of law. Mr. Branscum holds a J.D. from the University of Pacific, McGeorge School of Law and a B.S. in Business Administration from California State University, Sacramento. Mr. Branscum currently serves on the board of directors of Roseville Communications Company.

     Timothy A. Marcotte, age 44, has been an Executive Vice President of the Company since January 2001, its Chief Operating Officer since December 2000 and its Chief Financial Officer since November 1999. He has also served as the Company's corporate Secretary since June 2001. From March 1999 to November 1999, Mr. Marcotte was an independent financial consultant. From August 1997 to March 1999, Mr. Marcotte served as Vice President of Finance and Chief Financial Officer of Sunrise Technologies International, Inc., a laser medical device manufacturer. From December 1996 to August 1997, Mr. Marcotte served as Vice President and Chief Financial Officer of InfoGain Corporation, an information technology consulting firm. From June 1996 to December 1996, Mr. Marcotte was the Vice President and Chief Financial Officer of IRIDEX Corporation, a laser medical device manufacturer. From April 1993 to June 1996, Mr. Marcotte served as Executive Vice President and Chief Financial Officer of Now Software, Inc., a software development company. Mr. Marcotte holds a B.S. Anthropology/Zoology and an M.B.A. from the University of Michigan.

     Edward R. Johnson, age 54, has served as an Executive Vice President of the Company and its Chief Technology Officer since September 1991. Mr. Johnson served as Vice President of Engineering from October 1983 to September 1991 and was a co-founder of the Company. He also served as the Company's corporate Secretary from October 1983 to June 2001. Mr. Johnson holds a B.S.E.E. from Newark College of Engineering.

     Richard R. Conlon, age 51, has served as the Company's Vice President of North American Sales since October 1997. Mr. Conlon was the Company's Executive Director of Domestic Sales from June 1997 to October 1997. From January 1992 to June 1997, Mr. Conlon worked for Lucent Technologies as their Vice President of Global Sales. Mr. Conlon holds a B.A. from Wichita State University.

     Alan Li, age 38, joined the Company in June 2001 as its Vice President of Professional Services. From 1998 to 2001, Mr. Li provided consulting services to wireless coverage firms. From 1994 to 1998, Mr. Li worked in various managerial positions at Comsearch, a division of Allen Telecom, Inc., a provider of consulting services and software products. From 1990 to 1994, Mr. Li worked as an engineering manager for One2One, Deutsche Telekom's PCS network in the United Kingdom. Prior to 1990, Mr. Li worked for one year at BT Cellnet as cellular engineering manager and for five years at British Telecom Research Laboratories as an executive engineer. Mr. Li holds an M.B.A. in International Business from Georgetown University, an M.S. in digital communications systems from Loughborough University and a B.S. in electrical engineering from Imperial College, University of London.

     Dan Santo, age 44, has served as the Company's Vice President of Manufacturing since February 2001. From February 2000 to February 2001, Mr. Santo served as New Products Program Manager for the SanDisk Corporation, a supplier of flash data storage products. From January 1999 to February 2000, Mr. Santo worked as the Senior New Products Program Manager at Solectron Corporation, a provider of third-party contract manufacturing services. From June 1979 to December 1998, Mr. Santo held various management positions at Rolm Computer Systems. Mr. Santo holds a B.S. in Commerce from Santa Clara University.

     John L. Soliday, age 43, has served as the Company's Vice President of Engineering since April 2001. From August 1998 to April 2001, Mr. Soliday served as the Company's Executive Director of Advanced Technology. Mr. Soliday was an independent engineering consultant from August 1997 to July 1998 for various power amplifier firms. From September 1995 to July 1997, Mr. Soliday was the Director of Engineering at Spectrian Corporation, an RF amplifier supplier. From January 1984 to August 1995, Mr. Soliday held various managerial and technical positions at Motorola Inc. Mr. Soliday holds a B.S.E.E. from the University of Wisconsin and an M.S.E.E. from the University of Illinois.

     Joel J. Spina, age 51, has served as the Company's Vice President of Marketing since April 2001 and Vice President of International Sales since February 1998. From May 1997 to February 1998, Mr. Spina worked for CommScope Inc., a telecommunications products provider, as Vice President of Latin America and the Caribbean. From April 1996 to May 1997, Mr. Spina worked for ADC Telecommunications Inc. as their Vice President, Latin America. From 1992 to April 1996, Mr. Spina worked for Andrew Corporation, an RF products and services provider, as their Director of Sales for Latin America. Mr. Spina holds a B.S.E.E. from Mackenzie University and an M.B.A. from Northwestern University.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address for each listed beneficial owner is c/o Repeater Technologies, Inc., 1150 Morse Avenue, Sunnyvale, California 94089.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                         SHARES        TOTAL
                      ----------------                        ---------    ----------
Entities Affiliated with Oak Investment Partners(2).........  3,173,523       13.4%
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301
Kern Capital Management, LLC(3).............................  3,036,500       12.9
  114 West 47th Street, Suite 1926
  New York, NY 10036
Entities Affiliated with Nazem & Company(4).................  2,185,821        9.3
  645 Madison Avenue
  New York, NY 10022
Entities Affiliated with INVESCO Private Capital(5).........  2,164,660        9.2
  1166 Avenue of the Americas
  New York, NY 10036
Alessandro A. Piol(5).......................................  2,164,660        9.2
Entities Affiliated with CGC Partners, L.P.(6)..............  2,008,179        8.5
  525 University Avenue, Suite 1500
  Palo Alto, CA 94301
Trans Capital SDN BHD.......................................  1,711,949        7.3
  20, Lorong Jelawat 2
  Seberang Jaya, 13700 Penang, Malaysia
Chris L. Branscum(7)........................................  1,346,807        5.6
John E. Bosch(8)............................................    900,431        3.8
Richard G. Grey(9)..........................................    856,130        3.6
Timothy A. Marcotte(10).....................................    370,508        1.5
Richard R. Conlon(11).......................................    340,000        1.4
Joel J. Spina(12)...........................................    291,164        1.2
Perry LaForge(13)...........................................     55,000          *
All executive officers and directors as a group (12
  persons)(14)..............................................  7,311,029       27.9

---------------
  *  Less than one percent.

 (1) This table is based in part upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 31, 2001 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,551,234 shares outstanding on May 31, 2001, adjusted as required by rules promulgated by the SEC.

 (2) Consists of 3,052,313 shares held by Oak Investment Partners VI, L.P. ("Oak Investment Partners VI"), 48,860 shares which Oak Investment Partners VI has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant, 71,210 shares held by Oak VI Affiliates Fund, L.P. ("Oak VI Affiliates") and 1,140 shares which Oak VI Affiliates has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant. Oak Investment Partners VI and Oak VI Affiliates are members of a "group" for purposes of Section 13(d) of the Exchange Act.

 (3) Consists of 3,036,500 shares held by Kern Capital Management, LLC ("KCM"), an investment advisor registered under the Investment Advisors Act of 1940, for the benefit of its clients. Robert E. Kern, Jr. and David G. Kern are principals and controlling members of KCM and disclaim beneficial ownership of the shares held by KCM except to the extent of their pecuniary interest therein.

 (4) Consists of 1,605,445 shares held by Nazem & Company IV, L.P. ("Nazem"), 12,500 shares which Nazem has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant, and 567,876 shares held by Transatlantic Venture Partners C.V. ("Transatlantic"). The individuals who share voting and investment power over the shares held by Nazem and Transatlantic are Fred F. Nazem and Philip E. Barak. These individuals disclaim beneficial ownership of the shares held by Nazem and Transatlantic, except to the extent of their pecuniary interest therein.

 (5) Consists of 1,310,952 shares held by Citiventure 96 Partnership, L.P. ("Citiventure 96"), 37,500 shares which Citiventure 96 has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant, 499,657 shares held by Chancellor Private Capital Offshore Partners II, L.P. ("Chancellor II"), 277,371 shares held by Chancellor Private Capital Partners III, L.P. ("Chancellor III"), and 39,180 shares held by Chancellor Private Capital Offshore Partners I, C.V. ("Chancellor I"). Mr. Piol, a director of the Company, is Managing Director of (a) INVESCO Private Capital Investments, Inc., which is the general partner of
     (i) Chancellor KME IV Partner, L.P., the investment general partner of Chancellor I, (ii) CPCO Associates, L.P., the general partner of Chancellor II, and (iii) CPCP Associates, L.P., the general partner of Chancellor III; and (b) INVESCO Private Capital, Inc., which is an investment advisor to Citiventure 96, and as such may be deemed to share voting and investment power over the shares held by these entities and therefore may be deemed a beneficial owner of such shares. Mr. Piol disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

 (6) Consists of 1,559,786 shares held by Charter Growth Capital Co-Investment Fund, L.P. ("CGC Co-Investment Fund"), 21,656 shares which CGC Co-Investment Fund has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant, 398,167 shares held by Charter Growth Capital ("CGC"), 5,844 shares which CGC has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding warrant, and 22,726 shares held by CGC Investors, L.P. ("CGC Investors"). CGC Partners, L.P. is the general partner of CGC Co-Investment Fund, CGC and CGC Investors.

 (7) Consists of 871,807 shares held by Hallador Venture Fund II, L.P. ("Hallador II") and 475,000 shares which Mr. Branscum has the right to acquire within 60 days after May 31, 2001 pursuant to outstanding options. Mr. Branscum, a director of the Company, is a general partner of Hallador Venture Partners, LLC, which is the manager of Hallador II, and as such may be deemed to share voting and investment power over the shares held by these funds and therefore may be deemed a beneficial owner of such shares. Mr. Branscum disclaims beneficial ownership of the shares held by Hallador II, except to the extent of his pecuniary interest therein.

 (8) Consists of 669,407 shares held by Bay Partners IV, 56,024 shares held by California BPIV, L.P. and 175,000 shares which Mr. Bosch has the right to acquire within 60 days after May 31, 2001 pursuant to outstanding options. Mr. Bosch, a director of the Company, is a general partner of Bay Partners, which is a general partner of Bay Partners IV and California BPIV, L.P., and as such may be deemed to share voting and investment power over the shares held by these funds and therefore may be deemed a beneficial owner of such shares. Mr. Bosch disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

 (9) Consists of 646,454 shares held by HMS Capital Partners ("HMS Capital"), 163,832 shares held by HMS Capital Partners (Annex) ("HMS (Annex)"), 20,844 shares held by HMS (Overseas) Partners

     ("HMS (Overseas)") and 25,000 shares which Mr. Grey has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding option. Mr. Grey, a director of the Company, is a general partner of HMS Management, which is a general partner of HMS Capital, HMS (Annex) and HMS (Overseas), and as such may be deemed to share voting and investment power over the shares held by these funds and therefore may be deemed a beneficial owner of such shares. Mr. Grey disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10) Includes 370,000 shares which Mr. Marcotte has the right to acquire within 60 days after May 31, 2001 pursuant to outstanding options, but does not include 200 shares held by Mr. Marcotte's brother, as to which shares Mr. Marcotte disclaims beneficial ownership.

(11) Consists of 340,000 shares which Mr. Conlon has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding option.

(12) Includes 215,000 shares which Mr. Spina has the right to acquire within 60 days after May 31, 2001 pursuant to outstanding options and 864 shares held by children of Mr. Spina who share Mr. Spina's home.

(13) Consists of 15,000 shares held in a family trust of which Mr. LaForge is sole trustee, which shares Mr. LaForge, acting alone, has the power to vote and dispose of, and 40,000 shares which Mr. LaForge has the right to acquire within 60 days after May 31, 2001 pursuant to an outstanding option.

(14) Includes 2,593,000 shares which the Company's executive officers and directors have the right to acquire within 60 days after May 31, 2001 pursuant to outstanding options, 4,555,528 shares held by affiliates of the Company's directors, 37,500 shares which such affiliates have the right to acquire within 60 days after May 31, 2001 pursuant to outstanding warrants, 15,000 shares held by a family trust of which Mr. LaForge is trustee, 864 shares held by adult children of Mr. Spina who share Mr. Spina's home, and 751 shares held by a trust for the minor daughter of John L. Soliday, one of the Company's executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following:
Bandel Carano, a former director of the Company, and Messrs. Bosch, Branscum and Grey each failed to include a stock option grant and reported an incorrect number of shares beneficially owned in his initial report of ownership on Form 3, which errors were corrected by amending Messrs. Bosch, Branscum, Carano and Grey's Form 3 reports; Mr. LaForge failed to file one report covering one transaction, which error was corrected on a late Form 5 report; Mr. Marcotte failed to include one transaction in his initial report of ownership on Form 3 and failed to timely report a small acquisition of shares, which errors were corrected on a late Form 5 report; and Oak Investment Partners VI, L.P. and Oak VI Affiliates Fund, L.P. reported an incorrect number of shares owned in their initial report of ownership on Form 3, which error was corrected by amending these funds' Form 3 report.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Since June 1, 2001, each non-employee director of the Company has received a monthly retainer of $1,000 and a fee of $750 for each Board meeting attended and for each Board committee meeting attended as a committee member (or $750 for the first meeting and $500 for each additional meeting attended on the same date). In addition, since January 2001, Mr. Bosch has received monthly fees of $6,250 for services performed for the Company as a member of the Executive Committee of the Board, of which Mr. Branscum is also a member. In the fiscal year ended March 30, 2001, the total compensation paid to non-employee directors was $18,750. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each director of the Company and its affiliates (as defined in the Code) is also eligible to receive stock option grants, stock bonuses and rights to acquire restricted stock under the Company's 2000 Equity Incentive Plan (the "2000 Plan"). Options granted to non-employee directors under the 2000 Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Certain option grants to non-employee directors under the 2000 Plan are non-discretionary. Each person who is elected or appointed for the first time to be a non-employee director after the effective date of the Company's initial public offering of its Common Stock is granted an option to purchase 50,000 shares (or, prior to June 7, 2001, 25,000 shares) of Common Stock on the date of his or her initial election or appointment ("Initial Option"), and each person who is a non-employee director on the day after the Company's annual stockholders' meeting is granted an option to purchase 13,000 shares of Common Stock on such date, with such grant reduced pro rata for each full quarter the person did not serve as a director during the period since the preceding annual stockholders' meeting, without further action by the Company, the Board of Directors or the stockholders of the Company (collectively, "Non-Employee Director Options").

     The exercise price of the Non-Employee Director Options is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The term of Non-Employee Director Options is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the vesting of each option will accelerate in full and will become exercisable for 12 months following the termination of the director's service on the Board or, if shorter, the original term of the option.

     On August 8, 2000, the Company granted an Initial Option to purchase 25,000 shares of Common Stock to each of Messrs. Branscum, Bosch, Carano and Grey at an exercise price of $9.00 per share. Mr. Piol rejected a similar option grant. The fair market value of such Common Stock on the date of grant was $9.00 per share (as determined in good faith by the Board on the date of grant). Fifty percent of the shares subject to these options vest after one year of service and 50% vest after the following year.

     On March 15, 2001, the Company granted an option to purchase 150,000 shares of Common Stock to Mr. Bosch at an exercise price of $1.25 per share. The fair market value of such Common Stock on the date of grant was $1.25 per share (based on the closing price of the Company's Common Stock reported on the Nasdaq National Market on the date of grant). Twenty-five percent of the shares subject to this option vest after one year of service and 1/48 vest monthly thereafter over three years.

     As of May 31, 2001, none of the options granted to the Company's directors as described above had been exercised.

     Mr. Branscum received additional compensation as the Company's President and Chief Executive Officer, as further described in the section entitled "Compensation of Executive Officers."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended March 26, 1999, March 31, 2000 and March 30, 2001 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its other four most highly compensated executive officers at March 30, 2001 and a former Chief Executive Officer whose employment with the Company terminated during the fiscal year ended March 30, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                   ANNUAL COMPENSATION            -----------------------
                                           ------------------------------------   RESTRICTED
                                                                  OTHER ANNUAL      STOCK      SECURITIES
                                 FISCAL                           COMPENSATION     AWARD(S)    UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR(1)   SALARY($)   BONUS($)      ($)(2)         ($)(3)      OPTIONS     COMPENSATION($)
  ---------------------------    -------   ---------   --------   -------------   ----------   ----------   ---------------
Chris L. Branscum(4)...........   2001     $ 56,250         --            --          --        450,000(5)          --
  President and Chief
  Executive Officer
Kenneth L. Kenitzer(6).........   2001      173,040         --            --          --         20,000         75,000(7)
  President and Chief             2000      185,769         --            --          --         80,000            384(8)
  Executive Officer
Timothy A. Marcotte(9).........   2001      170,577         --            --          --        150,000             --
  Executive Vice President,       2000       64,384     15,000            --          --        180,000            128(8)
  Chief Operating Officer and
  Chief Financial Officer
Joel J. Spina..................   2001      148,654         --        53,699(10)      --         60,000             --
  Vice President of Marketing     2000      137,692         --        42,286(10)      --         40,000             --
  and Vice President of
  International Sales
Richard R. Conlon..............   2001      151,281     55,000       126,000(10)      --        120,000             --
  Vice President of North         2000      137,692     30,972       111,419(10)      --         40,000             --
  America Sales
David A. Bolan(11).............   2001      180,192         --            --          --         72,500             --
  Vice President of Marketing     2000      158,577         --            --          --         50,000            384(8)

---------------
 (1) As permitted by the rules promulgated by the SEC, no amounts are shown for 1999.

 (2) In accordance with the rules of the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus.

 (3) At the end of fiscal 2001, the aggregate restricted stock holdings of the Named Executive Officers and the value thereof at year end based on the then-current market value ($0.97 per share), without giving effect to the diminution of value attributable to the restrictions on such stock, were as follows: Mr. Spina, $72,750 (75,000 shares). Dividends on these shares of restricted stock will be paid when, as and if declared on the Company's Common Stock by the Company's Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

 (4) Mr. Branscum became an executive officer of the Company in December 2000. His annual salary is $225,000.

 (5) Does not include an option to purchase 25,000 shares granted to Mr. Branscum on August 8, 2000 at an exercise price of $9.00 per share, as such grant occurred prior to Mr. Branscum's election as an executive officer of the Company and was in compensation for Mr. Branscum's services as a non-employee director of the Company. See "Compensation of Directors."

 (6) Mr. Kenitzer's employment with the Company terminated in December 2000.

 (7) Represents consulting fees paid after Mr. Kenitzer's termination of employment with the Company.

 (8) Represents term life insurance premiums paid by the Company.

 (9) Mr. Marcotte joined the Company in November 1999.

(10) Represents commissions paid pursuant to the Company's sales commission plan.

(11) Mr. Bolan's employment with the Company terminated in April 2001.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under the 2000 Plan and formerly granted options to its executive officers under its 1990 Incentive Stock Plan (the "1990 Plan") and Key Executives Stock Option Plan (the "Key Executives Plan") (collectively, the "Plans"). As of May 31, 2001, options to purchase a total of 5,628,302 shares were outstanding under the Plans and options to purchase 1,011,421 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended March 30, 2001 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        PERCENT OF                                      POTENTIAL REALIZABLE
                          NUMBER OF       TOTAL                                           VALUE AT ASSUMED
                          SECURITIES     OPTIONS                                        ANNUAL RATES OF STOCK
                          UNDERLYING    GRANTED TO                                     PRICE APPRECIATION FOR
                           OPTIONS      EMPLOYEES      EXERCISE                            OPTION TERM(4)
                           GRANTED      IN FISCAL       PRICE          EXPIRATION      -----------------------
          NAME              (#)(1)       YEAR(2)     ($/SHARE)(3)         DATE           5%($)        10%($)
          ----            ----------    ----------   ------------   ----------------   ----------   ----------
Chris L. Branscum(5)....    80,000(6)       2.7%         1.25         March 14, 2011     62,889      159,374
                           370,000(6)      12.5%         1.25         March 14, 2011    290,864      737,106
Kenneth L.
  Kenitzer(7)...........    20,000(8)       0.7%         6.80          June 28, 2010     85,530      216,749
Timothy A. Marcotte.....     5,553(9)       0.2%         9.00         August 6, 2010     31,430       79,650
                            44,447(9)       1.5%         9.00         August 6, 2010    251,572      637,534
                           100,000(10)      3.4%         2.25       December 7, 2011    141,501      358,592
Joel J. Spina...........    10,000(8)       0.3%         6.80          June 28, 2010     42,765      108,374
                            50,000(10)      1.7%         2.25       December 7, 2010     70,751      179,296
Richard R. Conlon.......    10,000(8)       0.3%         6.80          June 28, 2010     42,765      108,374
                            30,000(9)       1.0%         9.00         August 6, 2010    169,802      430,310
                            80,000(10)      2.7%         2.25       December 7, 2010    113,201      286,874
David A. Bolan(11)......    12,500(8)       0.4%         6.80          June 28, 2010     53,456      135,468
                            60,000(10)      2.0%         2.25       December 7, 2010     84,901      215,155

---------------
 (1) Each option was granted under the 2000 Plan ten years before the expiration date referenced and terminates on the expiration date, subject to earlier termination upon the occurrence of events related to termination of employment. All options referenced in this table are immediately exercisable to the extent permitted under applicable regulations of the Internal Revenue Service and any unvested shares issued pursuant to early exercise provisions are subject to a repurchase option in favor of the Company at the original exercise price upon the termination of employment. The options will fully vest upon a corporate transaction, as defined in the Plan, unless the acquiring company assumes the options or substitutes similar options.

 (2) Based on options to purchase an aggregate of 2,964,000 shares granted to employees (including employee directors) during the fiscal year ended March 30, 2001. The foregoing total excludes options granted to consultants and non-employee directors.

 (3) The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant.

 (4) In accordance with the rules of the SEC, the potential realizable value over the term of the option, i.e., the period from the grant date to the expiration date (10 years), is based on assumed annual rates of share price appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future price. Actual gains, if any, on option exercises will depend on the future performance of the Company's Common Stock.

 (5) Does not include an option to purchase 25,000 shares granted to Mr. Branscum on August 8, 2000 at an exercise price of $9.00 per share, as such grant occurred prior to Mr. Branscum's election as an executive officer of the Company and was in compensation for Mr. Branscum's services as a non-employee director of the Company. See "Compensation of Directors."

 (6) Twenty-five percent of these shares vest on March 15, 2002 and the balance vest ratably over the following 36 months.

 (7) Mr. Kenitzer's employment with the Company terminated in December 2000. Pursuant to an employment severance agreement between the Company and Mr. Kenitzer, his stock options continued to vest until June 2001.

 (8) Twenty-five percent of these shares vested on January 4, 2001 and the balance vest ratably over the following 36 months.

 (9) Twenty-five percent of these shares vest on August 7, 2001 and the balance vest ratably over the following 36 months.

(10) Twenty-five percent of these shares vest on December 8, 2001 and the balance vest ratably over the following 36 months.

(11) Mr. Bolan's employment with the Company terminated in April 2001. As such, all options held by Mr. Bolan on his termination date which had not vested were immediately terminated.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                             SHARES                  OPTIONS AT MARCH 30, 2001             MARCH 30, 2001
                            ACQUIRED      VALUE              (#)(1)(2)                       ($)(1)(3)
                           ON EXERCISE   REALIZED   ----------------------------    ----------------------------
          NAME                 (#)         ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             -----------   --------   -----------    -------------    -----------    -------------
Chris L. Branscum(4).....      --           --        450,000           --                 --           --
Kenneth L. Kenitzer......      --           --        624,500           --            339,833           --
Timothy A. Marcotte......      --           --        330,000           --                 --           --
Joel J. Spina............      --           --        175,000           --             50,153           --
Richard R. Conlon........      --           --        340,000           --            120,366           --
David A. Bolan...........      --           --        302,500           --            120,366           --

---------------
(1) All options granted under the Plans are immediately exercisable, subject to the Company's right to repurchase unvested shares upon termination of employment.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Common Stock at March 30, 2001.

(3) Based upon a fair market value of $0.97 per share, which was the closing price of the Common Stock on the Nasdaq National Market on March 30, 2001, less the exercise price per share of the options.

(4) Does not include an option to purchase 25,000 shares granted to Mr. Branscum on August 8, 2000 at an exercise price of $9.00 per share, as such grant occurred prior to Mr. Branscum's election as an executive officer of the Company and was in compensation for Mr. Branscum's services as a non-employee director of the Company. See "Compensation of Directors."

            EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     In November 1999, the Company entered into a change of control agreement with Mr. Marcotte. Under the terms of this agreement, immediately upon a change of control Mr. Marcotte's stock options will vest in full. Furthermore, if Mr. Marcotte's employment with the Company is involuntarily terminated without just cause within one year after the change of control, he will be entitled to six months of severance pay and employee benefits. In addition, Mr. Marcotte's options will be exercisable for a period of nine months from the date of termination.

     In December 2000, the Company entered into an employment severance agreement with Mr. Kenitzer. Under the terms of this agreement, the Company agreed to retain Mr. Kenitzer as a consultant until June 2001, during which period Mr. Kenitzer would receive compensation of $18,750 per month for his consulting services and his stock options would continue to vest.

     Under the 2000 Plan, in the event of certain change of control transactions, any outstanding awards held by persons then performing services for the Company as an employee, director or consultant will either be assumed or substituted with similar awards by the surviving entity. If the surviving entity refuses to assume these awards or substitute similar awards, the vesting of these awards will be accelerated and will terminate upon completion of the change of control.

     Under the 1990 Plan, with respect to options granted on or after January 13, 1993, in the event of certain change of control transactions, all such outstanding options will be assumed, continued or substituted with similar options by the surviving entity. If the surviving entity refuses to assume or continue these options or substitute similar options, or in the event of a dissolution or liquidation of the Company, these outstanding options will terminate upon completion of that event.

     Under the Key Executives Plan, in the event of certain change of control transactions, all outstanding options will either be assumed, continued or substituted with similar options by the surviving entity. If the surviving entity refuses to assume or continue these options or substitute similar options, or in the event of a dissolution or liquidation of the Company, the time during which these options may be exercised will be accelerated and the options will terminate upon completion of that event.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee is responsible for establishing the base salary and incentive programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals. The Compensation Committee is composed of three non-employee Board members: Messrs. Grey, LaForge and Piol. Messrs. Grey and Piol replaced Messrs. Bosch and Branscum as members of the Compensation Committee on December 8, 2000.

GENERAL COMPENSATION POLICY

     The Compensation Committee acts on behalf of the Board to establish the Company's general compensation policy for all of its employees. The Compensation Committee typically reviews and establishes base salary levels and other incentive compensation for the Company's Chief Executive Officer and other executive officers.

     The Compensation Committee's compensation philosophy for executive officers, including the Company's Chief Executive Officer, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives. Consistent with this policy, a designated portion of the compensation of the Company's executive officers is contingent on corporate performance. Each executive officer's compensation package is composed of the following two elements:

     - base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay area that are of comparable size to the Company; and

     - long-term equity incentives to strengthen the mutuality of interests between the Company's executive officers and its stockholders.

     In addition, executives with direct responsibility for sales receive variable incentive cash compensation in the form of commissions and bonus based on performance.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Compensation Committee determines base salaries, incentive compensation and stock option grants of the executive officers based in part on its review of independent surveys of prevailing compensation practices among high-technology companies. To this end, the committee attempts to compare the compensation of the Company's executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. To provide the Compensation Committee with more information for making compensation comparisons, the Company surveys a broader group of high-technology companies than those companies included in the Nasdaq Telecommunications Index used in the performance measurement comparison graph below.

     The Compensation Committee reviews this competitive market information with the Chief Executive Officer for each executive-level position and within the Compensation Committee as to the Chief Executive Officer. In addition, the Compensation Committee reviews each executive officer's performance for the preceding year and objectives for the following year, together with the executive officer's responsibility level and the Company's fiscal performance compared to objectives for the preceding year and the Company's performance targets for the following year. The relative weight given to these factors varies with each individual at the discretion of the Compensation Committee. Based upon such reviews, the executive officers' salaries and option grants are set in the mid-range as compared to other high-technology companies.

FISCAL 2001 EXECUTIVE COMPENSATION

     BASE COMPENSATION. Salaries for executive officers for fiscal 2001 were generally determined on an individual basis by subjectively evaluating each executive's scope of responsibility, performance, prior experience and salary history and the Company's performance, as well as surveying the salaries for similar positions at comparable companies.

     INCENTIVE COMPENSATION. Cash bonuses for fiscal 2001 were awarded to executives with direct responsibility for sales to the extent that these executive officers achieved pre-determined individual objectives. Performance is measured at the end of the year.

     STOCK OPTIONS. Stock options are an essential element of the Company's executive compensation package. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. Stock options have value for the executive only if the price of the Company's Common Stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the options to vest. Substantially all of the Company's full-time employees are granted employee stock options.

     In fiscal 2001, the Compensation Committee granted stock options to executive officers to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, and in connection with a significant change in responsibilities. The Compensation Committee may, however, recommend additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate results, past performance or consistency within the executive's peer group, as well as the number of unvested options or shares held by the executive officer. In the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

     For fiscal 2002, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2002, to the Company's revenue expectations and to the number of unvested options or shares held by the executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee has reviewed and intends to continue to review annually the performance and compensation of the Company's Chief Executive Officer according to the criteria and procedures described above. As of March 30, 2001, the Company's Chief Executive Officer, Mr. Branscum's base salary was $225,000. Mr. Branscum joined the Company as its Chief Executive Officer in December 2000.

     In March 2001, the Compensation Committee granted Mr. Branscum options to purchase an aggregate of 450,000 shares of Common Stock. Twenty-five percent of the shares subject to the options vest on March 15, 2002 and the remainder vest ratably over a 36-month period ending on March 15, 2005. The exercise price of the options was equal to 100% of the fair market value of the stock subject to the options on the date of grant. These grants were intended to maintain the overall competitiveness of Mr. Branscum's compensation package.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made under the 2000 Equity Incentive Plan meet the requirements for performance-based grants as defined in
Section 162(m). The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for fiscal 2002. The Company does not expect cash compensation for fiscal 2002 to any of its executive officers to be more than $1 million or consequently affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Richard G. Grey
                                          Perry M. LaForge
                                          Alessandro A. Piol

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From February 15, 2000 until December 8, 2000, the Compensation Committee consisted of three outside directors: Messrs. Branscum, Bosch and LaForge. Messrs. Grey and Piol, each an outside director, replaced Messrs. Bosch and Branscum as members of the Compensation Committee on December 8, 2000.

     During the fiscal year ended March 30, 2001, none of the Company's executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of Company's Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on August 9, 2000 (the date public trading commenced in the Company's Common Stock) for (i) the Company's Common Stock (at the initial public offering price of $9.00), (ii) the Nasdaq Composite Index ("Nasdaq Composite") and (iii) the Nasdaq Telecommunications Index ("Nasdaq Telecom"). All values assume reinvestment of the full amount of all dividends. [PERFORMANCE GRAPH]

                                              REPEATER TECHNOLOGIES, INC.       NASDAQ COMPOSITE             NASDAQ TELECOM
                                              ---------------------------       ----------------             --------------
9-Aug-00                                                 100.00                      100.00                      100.00
29-Sep-00                                                130.56                       95.31                       91.73
29-Dec-00                                                 22.22                       64.11                       58.24
30-Mar-01                                                 10.76                       47.80                       41.23

                              CERTAIN TRANSACTIONS

     On July 11, 2000, the Company issued $5.1 million of Series EE convertible subordinated debentures convertible into shares of Series EE convertible preferred stock at the lesser of $8.00 per share, or the offering price of the Company's initial public offering of its Common Stock, and warrants to purchase the number of shares of its Series EE convertible preferred stock equal to $1,020,000 divided by the conversion price, at an exercise price of $8.00 per share. The Series EE convertible subordinated debentures were convertible into Series EE convertible preferred stock at any time prior to the maturity date at the option of the holder. In addition, the Company had the right to convert the debentures into fully paid and non-assessable shares of Series EE convertible preferred stock in the event that the Company completed a qualified public offering, at which time Series EE convertible preferred stock would automatically convert into Common Stock. The Series EE convertible subordinated debentures bore interest at an annual rate of 8.0%, payable quarterly, and had a maturity date of November 25, 2003. These Series EE convertible subordinated debentures were converted into Common Stock upon the closing of the Company's initial public offering on August 14, 2000, at which time the warrants became exercisable for Common Stock at an exercise price of $8.00 per share. The warrants expire on July 11, 2005. The following table lists the Company's directors and 5% stockholders who,

---------------

(1) The material in this section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

through their affiliation with certain venture capital funds, participated in this transaction in an amount which exceeded $60,000:

                                                                                 SERIES EE
                                                                                CONVERTIBLE
                                                                               DEBENTURES AND    INTEREST PAID ON
                                                                              RELATED WARRANTS      DEBENTURES
                                                                               DOLLAR AMOUNT          SINCE
        DIRECTOR/5% STOCKHOLDER           AFFILIATED VENTURE CAPITAL FUND(S)    INVESTED(1)       JULY 11, 2000
        -----------------------           ----------------------------------  ----------------   ----------------
Entities Affiliated with Oak
  Investment Partners...................  Oak Investment Partners VI, L.P.       $1,954,400          $15,201
                                          Oak VI Affiliates Fund, L.P.               45,600              355
Bandel Carano(2)........................  Oak Investment Partners VI, L.P.        1,954,400           15,201
                                          Oak VI Affiliates Fund, L.P.               45,600              355
Entities Affiliated with INVESCO
  Private Capital.......................  Citiventure 96 Partnership              1,500,000           11,667
                                          Fund, L.P.
Alessandro A. Piol......................  Citiventure 96 Partnership Fund,        1,500,000           11,667
                                          L.P.
Entities Affiliated with CGC
  Partners, L.P.........................  Charter Growth Capital                    866,250            6,738
                                          Co-Investment Fund, L.P.
                                          Charter Growth Capital, L.P.              233,750            1,818
Entities Affiliated with Nazem &
  Company...............................  Nazem & Company IV, L.P.                  500,000            3,889

---------------
(1) Each investor received a warrant exercisable for the number of shares of Series EE convertible preferred stock equal to 20% of the dollar amount invested divided by the conversion price of the related Series EE convertible subordinated debenture at an exercise price of $8.00 per share.

(2) Mr. Carano resigned from his position as a director of the Company in March 2001.

     In January 2001, the Company advanced $100,000 in royalties to Matthew P. Fuerter, a former executive officer of the Company, in connection with a license agreement entered into with Mr. Fuerter in May 1998. No interest has been charged on this advance. The largest amount outstanding on this advance during fiscal 2001 was $100,000. As of June 30, 2001, the amount outstanding on this advance was $80,050.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

     The Company believes that the transactions described in this section were made on terms no less favorable than could have been obtained from third parties.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ TIMOTHY A. MARCOTTE
                                          Timothy A. Marcotte
                                          Secretary

July 26, 2001

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 30, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, REPEATER TECHNOLOGIES, INC., 1150 MORSE AVENUE, SUNNYVALE, CALIFORNIA 94089.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of Repeater Technologies, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq. The Audit Committee shall be charged with the following functions:

           1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

           2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

           3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

           4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

           5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

           6. To review, with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards.

           7. To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

           8. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

           9. To review with the senior management of the Company and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted accounting standards.

          10. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

          11. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

          12. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

          13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          14. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          15. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

          16. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

          17. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

          18. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

          19. The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                          REPEATER TECHNOLOGIES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 2001

    The undersigned hereby appoints Chris L. Branscum and Timothy A. Marcotte, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Repeater Technologies, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Repeater Technologies, Inc. to be held at the Company's principal executive offices located at 1150 Morse Avenue, Sunnyvale, California on Thursday, August 23, 2001 at 10:00 a.m. Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

[ ]  FOR all nominees listed below (except as marked to the   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
     contrary below).                                              below.

NOMINEES: John E. Bosch, Richard G. Grey

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending March 29, 2002.

                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

Dated           , 2001                          --------------------------------

                                                --------------------------------
                                                          Signature(s)

                                                Please sign exactly as your name
                                                appears hereon. If the stock is
                                                registered in the names of two
                                                or more persons, each should
                                                sign. Executors, administrators,
                                                trustees, guardians and
                                                attorneys-in-fact should add
                                                their titles. If signer is a
                                                corporation, please give full
                                                corporate name and have a duly
                                                authorized officer sign, stating
                                                title. If signer is a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                PLEASE VOTE, DATE AND PROMPTLY
                                                RETURN THIS PROXY IN THE
                                                ENCLOSED RETURN ENVELOPE WHICH
                                                IS POSTAGE PREPAID IF MAILED IN
                                                THE UNITED STATES.